EXHIBIT 16.1

January 26, 2004


Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:  Simtrol, Inc.
     File No. 1-10927

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Simtrol, Inc. dated January 16, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP